CSFB-2003-AR9-G3-M1 - Price/Yield - IIIM1								CSFB 2003-AR9 CLASS III-M-1

Balance	CONTACT DESK	Delay	0	Index	LIBOR_1MO | 1.27	WAC(3)	6.4047
Coupon*	2.27	Dated	3/30/2003	Mult / Margin	1 / 1.00	NET(3)	5.983901
Settle	3/31/2003	First Payment	4/25/2003	HARD CAP	11%	WAM(3)	352

*COUPON: WILL EQUAL THE LESSER OF (I) ONE-MONTH LIBOR PLUS THE INDICATED CERTIFICATE MARGIN, (II) THE NET FUNDS CAP, AND III) THE INDICATED HARD CAP.
RUN TO THE GROUP III 5% CALL

Price	10 CPR, Call (Y)	20 CPR, Call (Y)	22 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	40 CPR, Call (Y)	45 CPR, Call (Y)	50 CPR, Call (Y)	60 CPR, Call (Y)
100-00	2.281	2.281	2.281	2.281	2.281	2.281	2.281	2.281	2.281	2.281	Yield
100-00	100	100	100	100	100	100	100	100	100	100	Disc Margin

WAL	12.12	6.57	5.97	5.26	4.46	3.97	3.66	3.50	3.44	3.24
Mod Durn	10.46	6.05	5.54	4.93	4.24	3.80	3.52	3.38	3.32	3.13
Principal Window	Apr09 - Oct23	Apr06 - Mar15	Apr06 - Feb14	Apr06 - Oct12	Apr06 - Jan11	May06 - Oct09	May06 - Oct08	Jun06 - Jan08	Jun06 - May07	Jun06 - Jun06
Accrued Interest	382.82	382.82	382.82	382.82	382.82	382.82	382.82	382.82	382.82	382.82

LIBOR_1MO	1.27	1.27	1.27	1.27	1.27	1.27	1.27	1.27	1.27	1.27
LIBOR_6MO	1.18	1.18	1.18	1.18	1.18	1.18	1.18	1.18	1.18	1.18
LIBOR_1YR	1.21	1.21	1.21	1.21	1.21	1.21	1.21	1.21	1.21	1.21
CMT_1YR	1.194	1.194	1.194	1.194	1.194	1.194	1.194	1.194	1.194	1.194

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

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